Confidential Treatment Requested by Pac-West Telecomm, Inc.

AMENDMENT NO. 5
TO
DIAL ACCESS SERVICES AGREEMENT

THIS AMENDMENT NO. 5 to Dial Access Services Agreement (this “Amendment”) is effective as of May 17, 2005 (the “Amendment Effective Date”) by and between Qwest Communications Corporation (“Customer”) and Pac-West Telecomm, Inc. (“Pac-West”). Pac-West and Customer are sometimes collectively referred to herein as the “Parties.” All defined or capitalized terms used herein shall have the same meanings ascribed to them in the Agreement, unless specifically otherwise provided in this Amendment No. 5.

WHEREAS, Pac-West and Customer entered into that certain Dial Access Services Agreement effective as of January 31, 2002 (the “Agreement”);

WHEREAS, the Parties have modified the Agreement by entering into Amendment No. 1, Amendment No. 2, Amendment No. 3, and Amendment No. 4 to Dial Access Services Agreement (collectively referred to as “the Existing Agreement”);

WHEREAS, the Parties desire to further modify the Agreement as more particularly described below:

NOW, THEREFORE, in consideration of the mutual promises and covenants herein and in the Agreement, the Parties agree as follows:

1.
All existing port phases, prior to this Amendment, shall continue under the previously agreed terms of the Existing Agreement until the term for such ports phases expires as defined in the Existing Agreement. Once such port phases expires, Customer has the option of renewing the Services on a month-to-month basis (“Renewal Services”), unless such renewals will be part of the Extended Term Port Commitment, as described below. The pricing for Renewal Services shall be specified in the pricing table below, dependent on during which Contract Year the Renewal Services are renewed. For example, if Renewal Services are renewed during Contract Year 2 of the Extended Term, then the pricing shall fall under the column, Contract Year 2, and the price shall be dependent on the number of ports in-service at the time.

2.
Customer agrees to extend the term of the Existing Agreement through July 30, 2008 (“Extended Term”). During the Extended Term, two (2) additional groups of ports shall be renewed (if existing ports have met their term commitment and are being renewed as part of the Extended Term Port Commitment) and/or added. The first group shall be defined as “Group 1” and consists of [**] ports with a term beginning on August 1, 2005. The second group shall be defined as “Group 2” and consist of [**] ports with a term beginning on May 1, 2006. All ports in Group 1 and Group 2 (collectively referred to as the “Extended Term Port Commitment”) shall expire co-terminously on July 30, 2008.

Pac-West/Qwest Confidential
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Omitted Portions Indicated by [**]

Confidential Treatment Requested by Pac-West Telecomm, Inc.
3.	Pac-West shall charge Customer the rates outlined below during the Extended Term of the Existing Agreement.

Number of Ports	Contract Year-1 MRC	Contract Year-2 MRC	Contract Year-3 MRC
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

* Contract years will run from August 1 through July 31.

** The pricing outlined above applies to all ports but each pricing tier is separate dependent on the Contract Year and the number of ports that are in-service (Ex:  in Yr-1, the [**].).

*** Ports in Nevada carry a [**] premium per month in addition to the pricing outlined above.

4.	Customer is responsible for providing all Network Access Service (“NAS”) equipment during the Extended Term.

5.	Customer shall continue to be responsible for all maintenance on the NAS and all associated equipment during the Extended Term.

6.
Customer shall use commercially reasonable efforts to provide Pac-West with a first right of refusal if Customer intends to disconnect ports for the purpose of moving Service to another service provider. In the event Customer receives a bid for comparable services from another service provider, and intends to accept such bid, then Pac-West shall have first right of refusal to provide such Services. Customer agrees to provide Pac-West with written notice of the bid, provided that such bid information does not contain the name of the service provider or other confidential information that Customer is not permitted to share with Pac-West due to confidentiality obligations with such service provider, and Pac-West shall have five (5) business days to respond to such bid with an offer of its own. If Pac-West is within five percent (5%) of the competitive bid, then Customer agrees the ports shall remain on the Pac-West network for the remaining circuit term. Notwithstanding the foregoing, Customer shall not be obligated to provide Pac-West with a right of first refusal if (1) Customer’s end-user has expressed a preference to use another provider as a result of Pac-West’s network performance; (2) Customer has a conflicting contractual commitment to another provider; (3) Customer is using its own facilities to provide the Services.

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Pac-West/Qwest Confidential
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**]

Confidential Treatment Requested by Pac-West Telecomm, Inc.
7.

The termination liability outlined in Section 3(b) of the Existing Agreement shall apply to the previously existing port phases until each existing port phase has expired, as defined in the Existing Agreement. As to the Extended Term Port Commitment, Customer is obligated to maintain a minimum take-or-pay commitment for the full number of ports contained in Extended Term Port Commitment during the Extended Term and one hundred percent (100%) early termination liability applies to any circuit disconnections dropping Customer below the respective Extended Term Port Commitments for Groups 1 and 2. If new ports are added during the Extended Term that exceed the quantity of ports installed on a month-to-month basis in accordance with the pricing table above, dependent on during which Contract Year the new Services are installed. For example, if new Services are installed during Contract Year 2 of the Extended Term, then the pricing shall fall under the column, Contract Year 2, and the price shall be dependent on the number of ports in-service at the time of installation.

8.	The Port Usage Rebate in Section 5(c) of the Existing Agreement shall be deleted in its entirety.

9.
All other terms and conditions in the Existing Agreement shall remain in full force and effect and be binding upon the Parties. This Amendment and the Existing Agreement set forth the entire understanding between the Parties as to the subject matter herein, and in the event there are any inconsistencies between the Existing Agreement and this Amendment, the terms of this Amendment shall control.

IN WITNESS WHEREOF, an authorized representative of each Party has executed this Amendment as of the dates set forth below.

QWEST COMMUNICATIONS CORPORATION By: /s/ Ford B. Fay Name: Ford B. Fay Title: Director, Finance - Network Date: May 11, 2005	PAC-WEST TELECOMM, INC. By: /s/ Eric E. Jacobs Name: Eric E. Jacobs Title: Vice President - Sales Date: May 17, 2005

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Pac-West/Qwest Confidential
Confidential Information Redacted and Filed Separately with the Commission.
Omitted Portions Indicated by [**]